FORM 8-K
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) of the SECURITIES EXCHANGE ACT OF 1934

	Date of Report							Commission File No.
	June 20, 1997							0-13920


SYSTEMS TECHNOLOGY ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)


		Florida									54-0802071
(State or other jurisdiction of		   		  (IRS Employer I.D. No.)
incorporation or organization)


14 Bryant Court
Sterling, Virginia  20166
(Address of Principal executive offices)

(703) 471-8000
			  (Registrants telephone number)


ITEM 5.  Other Events


Systems Technology Associates, Inc. (STA) is pleased to announce receipt of a letter of intent from a large telephone switching manufacturer for custom multiplexers. The customer has committed to the purchase of both Non-Recurring-Engineering (NRE) and multiplexers totaling $781,000 during the first year.

STA also announces that sales for the year ended May 31, 1997 totaled approximately $1,450,000 verses sales last year of $902,000.


					SIGNATURES

Pursuant to the requirement of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	 June 20, 1997	BY: /s/ Terry A. Scott
                          				Chairman of the Board
1